UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2018

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 East 200 North
Alpine, Utah	84004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 25, 2018, Purple Innovation, Inc. (the “Company”) announced that Joseph B. Megibow has been appointed by the Company’s Board of Directors (the “Board”) to serve as Chief Executive Officer and as a member of the Board, in each case effective as of October 1, 2018 (the “Start Date”). As previously announced in the Company’s Current Report on Form 8-K filed March 15, 2018, Terry Pearce, Chairman of the Board, was previously appointed to serve as the Interim Chief Executive Officer of the Company until the appointment of a new Chief Executive Officer by the Board. Mr. Pearce will resign from his position as Interim Chief Executive Officer on the effective date of Mr. Megibow’s appointment. Mr. Pearce will continue to serve as the Chairman of the Board and as the Co-Director of Research and Development of the Company.

Mr. Megibow, age 49, most recently served as an independent consultant to Advent International, a global private equity firm, consulting with its portfolio companies to develop digital capabilities. Prior to that he served as Senior Vice President and Chief Digital Officer at American Eagle Outfitters, Inc. where he oversaw the transformation and growth of American Eagle’s $550+ million direct-to-consumer business between 2012 and 2015. In this role, he built out a global omni-channel strategy and infrastructure, and led all digital marketing, customer operations, engineering and product management efforts. Prior to that, Mr. Megibow held several senior roles with Expedia, Inc., the online travel business, including VP and General Manager of Expedia.com, Expedia’s US business.   In addition, he has served as a board member of Red Lion Hotels Corporation since April 2017. Mr. Megibow earned an MBA from the University of Chicago Booth School of Business and a Bachelor of Science in Electrical Engineering from Cornell University.

In connection with his appointment, Mr. Megibow entered into an employment agreement (the “Employment Agreement”) that includes the following terms: (1) an annual base salary of $450,000; (2) participation in a short-term incentive plan, with potential bonus payments ranging from 50% to 150% of a target amount equal to 70% of Mr. Megibow’s base salary, based on the achievement of certain financial and non-financial performance targets; (3) the grant of certain options with a five-year term and vesting one-fourth on the first anniversary of the grant date and 1/48 each month thereafter, including (A) an inducement grant outside of the Company’s 2017 Equity Incentive Plan in accordance with the NASDAQ inducement grant exception found in NASDAQ Listing Rule 5635(c)(4), effective upon the Start Date, of an option to purchase 538,020 shares of the Company’s Class A Common Stock at an exercise price equal to the greater of (i) the closing price of the Company’s Class A Common Stock on the Start Date or (ii) the trailing 60-day volume weighted average price of the Company’s Class A Common Stock determined as of the Start Date, and (B) an automatic grant on each of the 12, 24 and 36 month anniversaries of the Start Date of an option to purchase 179,340 shares of the Company’s Class A Common Stock at an exercise price equal to the trailing 30-day volume weighted average price of the Company’s Class A Common Stock, determined as of the applicable grant date; (4) a performance unit share award to be granted on December 31, 2018, comprised of a number of shares of the Company’s Class A Common Stock equal to the number of shares of Class A Common Stock held by Mr. Megibow on December 31, 2018, up to a maximum of 50,000 shares, and vesting upon the earlier of the consummation of a change in control of the Company or the satisfaction of the following conditions: (i) Mr. Megibow continues to be employed by the Company through September 30, 2021, (ii) Mr. Megibow continues to hold the shares acquired to be eligible to receive such award through September 30, 2021, and (iii) during the twelve-month period immediately prior to March 31, 2022, the closing price of the Company’s Class A Common Stock is at or above $10.00 per share for 20 trading days over a 30 trading day period; (5) vacation and other benefits generally available to other senior executives of the Company; (6) payment by the Company for the cost of weekly airfare between San Francisco and Salt Lake City for 12 months; (7) a $5,000 monthly stipend to be used for temporary housing; and (8) reimbursement of up to $75,000 for the cost of reasonable relocation expenses.

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Following a termination by Mr. Megibow for good reason or by the Company without cause, Mr. Megibow will be entitled to severance of accrued and unpaid base salary and other benefits and any unpaid expense reimbursements (the “Accrued Benefits”). “Good reason” means (i) a material change in job title; (ii) a change in reporting structure where Mr. Megibow no longer reports directly to the Board; (iii) a material reduction in job duties or scope; or (iv) a material reduction in base salary or bonus potential that is not commensurate with other senior executives at the Company. If Mr. Megibow is terminated without cause or he resigns for good reason after the first three months of any fiscal year, he will be entitled to severance of (i) the amount of any Accrued Benefits and (ii) an amount equal to the lesser of (a) the annual bonus calculated for such fiscal year at the time of the termination or (b) the annual bonus calculated at the end of such fiscal year in which the termination occurs. After March 31, 2019, if Mr. Megibow is terminated without cause or he resigns for good reason he will also be entitled to (i) an amount equal to up to 9 months or, in the Company’s sole discretion, 12 months of his base salary and (ii) payment by the Company of the cost of health insurance continuation under COBRA for Mr. Megibow and his dependents. The Company may decide to cease making the foregoing payments if, in the Board’s reasonable determination, Mr. Megibow secures full time executive-level employment or an executive board-level role for compensation.

In addition, if, within 12 months after a change in control of the Company, Mr. Megibow is terminated without cause, he will be entitled to the severance amounts described above and immediate vesting of any unvested equity awards. A “change in control” means the occurrence of any of the following: (i) one person (or more than one person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; (ii) the Company enters into an agreement of reorganization, merger or consolidation pursuant to which the Company or a subsidiary of the Company is not the surviving corporation; or (iii) the sale of all or substantially all of the Company’s assets.

The Employment Agreement contains customary non-compete terms that pertain to Mr. Megibow while he is employed by the Company and for 12 months or, as determined by the Company at the time of termination, 18 months after termination of employment.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On September 25, 2018, the Company issued a press release announcing the appointment of Mr. Megibow. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

Item 9.01	Financial Statements and Exhibits.

Item No.	Exhibit
10.1	Employment Agreement between the Company and Joseph B. Megibow.
99.1	Press release issued by the Company, dated September 25, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2018	PURPLE INNOVATION, INC.

	By:	/s/ Mark A. Watkins
Mark A. Watkins
Chief Financial Officer

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